Press Release

Company:	Jack Henry & Associates, Inc.®	Analyst Contact:	Vance Sherard, CFA
	663 Highway 60, P.O. Box 807		Sr. Director - Corporate
	Monett, MO 65708		Development & Investor Relations
(417) 235-6652

		Press Contact:	Mark Folk
Sr. Manager Corporate Communications
(704) 890-5323
Jack Henry & Associates Closes Payrailz Acquisition

Acquisition of next-generation, AI-driven, cloud-native digital payment platform further expands Jack Henry’s presence and capabilities in the payments industry

Monett, Mo., September 1, 2022 – Jack Henry & Associates, Inc.® (Nasdaq: JKHY) announced today that it has closed its previously announced acquisition of Payrailz, adding the company’s next-generation digital payment capabilities to Jack Henry’s payments ecosystem.

Payrailz provides cloud-native, API-first, AI-enabled consumer and commercial digital payment solutions and experiences that enable money to be moved in the moment of need.

Acquiring Payrailz supports Jack Henry’s technology modernization strategy that helps banks and credit unions successfully compete with industry disruptors, innovate faster, and meet the evolving needs of consumer and commercial accountholders. This acquisition also enhances Jack Henry’s payments-as-a-service (PaaS) strategy, which is a natural extension of its commitment to open banking and the ability to enable embedded finance and embedded fintech, while reinforcing the company’s mission to strengthen connections between people and financial institutions through technology and services that reduce the barriers to financial health.

“We are excited to close this acquisition and begin integrating Payrailz into Jack Henry,” said David Foss, Board Chair and CEO of Jack Henry. “This acquisition provides our collective clients with additional functionality, optionality, and flexibility and better supports the digital and payment strategies of diverse banks and credit unions. The projected impact of this acquisition will be disclosed as part of FY23 first quarter earnings, and as a reminder, our FY23 earnings per share guidance provided in our most recent earnings press release did not include the impact of this acquisition. I’d also like to reconfirm the fiscal year guidance of $5.05 to $5.09 EPS we previously provided and to provide fiscal first quarter guidance of $1.36 to $1.38 EPS.”

Financial details and terms of the Payrailz acquisition were not disclosed.

About Jack Henry & Associates, Inc.
Jack Henry (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity – offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 45 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 8,000 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

Statements made in this news release that are not historical facts are “forward-looking statements.” Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company’s Securities and Exchange Commission filings, including the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.